Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of October 10, 2014, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders as identified as Lenders on the signature pages hereof (collectively, the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (said Credit Agreement, as amended, modified, supplemented and restated and in effect from time to time, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower has advised the Lenders that it intends to acquire the “Mission Critical division” of Power Design, Inc., a Florida corporation, for an initial aggregate cash consideration of $13,000,000 plus up to an additional $2,000,000 in an earn-out if certain targets are met (the “Mission Critical Asset Acquisition”).

C. The Borrower, the Lenders and the Administrative Agent desire to amend certain terms and conditions of the Credit Agreement as specifically set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENT TO CREDIT AGREEMENT.

(a) The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Fixed Charge Coverage Ratio” means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) Consolidated EBITDA, plus (ii) Consolidated Lease Expense minus (iii) taxes based on income and paid in cash (net of tax refunds) but excluding cash taxes paid in respect of the Southern Flow Disposition and the WaterSecure Disposition to (b) the sum of (i) Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases), (ii) scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases), (iii) Consolidated Lease Expense, and (iv) Restricted Payments (excluding repurchases of Equity Interests pursuant to the Stock Repurchase Program), in each case for the period of four consecutive Fiscal Quarters ending on such date; provided, however, during the Revolving Availability Period there shall also be added to the amount determined pursuant to clause (b) above an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the last day of the Fiscal Quarter ending on such date; provided, further, (i) for the Fiscal Quarter ending September 30, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated only for such Fiscal Quarter ending on such date, (ii) for the Fiscal Quarter ending December 31, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of two consecutive Fiscal Quarters ending on such date and (iii) for the Fiscal Quarter ending March 31, 2015, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of three consecutive Fiscal Quarters ending on such date.

(b) Section 1.01 of the Credit Agreement is amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

“Consolidated Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, Shareholders’ Equity of the Borrower and its Subsidiaries on that date.

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 10, 2014, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means the date that the conditions to effectiveness set forth in Section 3 of the Fourth Amendment are satisfied.

(c) Section 7.12(c) of the Credit Agreement is amended to read as follows:

(c) Consolidated Net Worth. Permit Consolidated Net Worth as of September 30, 2014 and as of the end of any Fiscal Quarter thereafter to be less than the sum of (i) $142,066,409, plus (ii) an amount equal to 50% of Consolidated Net Income earned in each Fiscal Year commencing with the Fiscal Year ending December 31, 2014 (with no reduction for any net loss in any such Fiscal Year), which shall be added after the completion of each Fiscal Year, plus (iii) an amount equal to 90% of the aggregate increases in Shareholders’ Equity of the Borrower and its Subsidiaries after the Fourth Amendment Effective Date by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests, minus (iv) the amount of any non-cash charges or losses after the Fourth Amendment Effective Date which do not subsequently represent a cash charge or loss, which shall be deducted as of the Fiscal Quarter in which they are incurred.

2. AMENDMENT TO EXHIBIT G TO CREDIT AGREEMENT. Exhibit G to the Credit Agreement is amended in its entirety and replaced with the document attached hereto as Exhibit G.

3. CONDITIONS TO EFFECTIVENESS. This Fourth Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default immediately after giving effect to this Fourth Amendment and the Mission Critical Asset Acquisition;

(b) the Administrative Agent shall have received a counterpart signature page to this Fourth Amendment, duly executed and delivered by the Borrower, each Guarantor, and the Lenders;

(c) the Administrative Agent shall have received for the benefit of each Lender in immediately available funds an amount equal to the product of (i) 0.10% and (ii) each Lender’s Revolving Commitment;

(d) the representations and warranties set forth in the immediately following Section of this Fourth Amendment entitled “Representations and Warranties” shall be true and correct as of the date of this Fourth Amendment;

(e) the Administrative Agent shall have received all invoiced out of pocket fees and expenses due and owing in connection with this Fourth Amendment;

(f) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel, Winstead PC;

(g) the Mission Critical Asset Acquisition shall have occurred; and

(h) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct as of the date of this Fourth Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Fourth Amendment, (ii) this Fourth Amendment has been duly executed and delivered by the Borrower and (iii) this Fourth Amendment, and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Fourth Amendment, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower, of this Fourth Amendment or (ii) the acknowledgement by each Guarantor of this Fourth Amendment.

5. NO OTHER AMENDMENTS, ETC. Except as expressly provided in this Fourth Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrower, or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Fourth Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fourth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

4

8. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

9. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Fourth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.

10. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.

By:	Christopher T. Hutter
Christopher T. Hutter
Executive Vice President, Chief Financial
Officer

Signature Page – Fourth Amendment

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

Signature Page – Fourth Amendment

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	Steven G. Ballard
Name: Steven G. Ballard
Title: Senior Vice President

Signature Page – Fourth Amendment

ACKNOWLEDGED AND AGREED:

POWERSECURE, INC.

POWERSERVICES, INC.

ENERGYLITE, INC.

UTILITYENGINEERING, INC.

UTILITYDESIGN, INC.

WATERSECURE HOLDINGS, INC. (f/k/a Marcum Gas Transmission, Inc.)

REID’S TRAILER, INC.

EFFICIENTLIGHTS, LLC

POWERPACKAGES, LLC

MARCUM GAS METERING, INC. (f/k/a Metretek, Incorporated)

INNOVATIVE ELECTRONIC SOLUTIONS LIGHTING, LLC

POWERSECURE HAITI USA, INC.

INNOVATION ENERGIES, LLC

SOUTHERN ENERGY MANAGEMENT POWERSECURE, LLC

SOLAIS LIGHTING, INC.

By:	Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer for all

Signature Page – Fourth Amendment

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To: Citibank, N.A., as Administrative Agent under the Agreement defined below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                 of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for Fiscal Year-end financial statements]

1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[Use following for Fiscal Quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]

Exhibit G - Page 1

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit G - Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

POWERSECURE INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit G - Page 3

For the Fiscal Quarter/Year ended                     (“Financial Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.12(a) – Fixed Charge Coverage Ratio [To be calculated for each Fiscal Quarter in which there is no Excess Cash][1].

	A.	Consolidated EBITDA:

		1.	Consolidated Net Income for Subject Period:	$	___________

		2.	To the extent involved in calculating such Consolidated Net Income and without duplication, Consolidated Interest Charges:	$	___________

		3.	To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:	$	___________

		4.	To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:	$	___________

		5.	To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:	$	___________

		6.	To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$	___________

		7.	To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$	___________

		8.	To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$	___________

		9.	Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. - 6. - 7. - 8.):	$	___________

[1]	(i) For the Fiscal Quarter ending September 30, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated only for such Fiscal Quarter ending on such date, (ii) for the Fiscal Quarter ending December 31, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of two consecutive Fiscal Quarters ending on such date and (iii) for the Fiscal Quarter ending March 31, 2015, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of three consecutive Fiscal Quarters ending on such date.

	B.	Consolidated Lease Expense for Subject Period:		$	___________

	C.	Taxes based on income and paid in cash (net of tax refunds) for Subject Period but excluding cash taxes paid in respect of the Southern Flow Disposition and the WaterSecure Disposition:		$	___________

	D.	Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases) for Subject Period:		$	___________

	E.	Scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases) for Subject Period:		$	___________

	F.	Consolidated Lease Expense for Subject Period:		$	___________

	G.	Restricted Payments (excluding repurchases of common Equity Interests pursuant to Stock Repurchase Program) for Subject Period:		$	___________

	H.	During Revolving Availability Period, an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the Financial Statement Date:		$	___________

	I.	Fixed Charge Coverage Ratio ((Line I.A.9. + I.B. – I.C.) ÷ (Lines I.D. + I.E. + I.F. + I.G. + I.H., if applicable)):			_____ to 1.00

	Minimum permitted – See Section 7.12(a) of the Agreement				1.25 to 1.00

II.	Leverage Ratio [For purposes of determining Applicable Rate].

	A.	Consolidated Funded Indebtedness at Financial Statement Date:

		1.	all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$	___________

		2.	Non-contingent obligations outstanding in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or other similar instruments:	$	___________

		3.	all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$	___________

		4.	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:	$	___________

		5.	Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$	___________

		6.	Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$	___________

		7.	Consolidated Funded Indebtedness (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$	___________

	B.	Amount, if any, by which unrestricted cash and Cash Equivalents at Financial Statement Date exceeds $5,000,000:		$	___________

	C.	Line II.A.7. – Line II.B.		$	___________

	D.	Consolidated EBITDA for Subject Period:

		1.	Consolidated EBITDA for Subject Period (See Line I.A.9.):	$	___________

	E.	Leverage Ratio (Line II.C. ÷ Line II.D.1.):			_____ to 1.00

III.	Section 7.12(b) – Debt to Capitalization Ratio.

	A.	Consolidated Funded Indebtedness at Financial Statement Date (Line II.A.7.):		$	___________

	B.	Total Capitalization:

		1.	Consolidated Funded Indebtedness at Financial Statement Date (Line II.A.7.):	$	___________

		2.	Shareholders’ Equity at Financial Statement Date:	$	___________

		3.	Total Capitalization (Lines III.B.1. + III.B.2.):	$	___________

	C.	Debt to Capitalization Ratio (Line III.A. ÷ Line III.B.3.):			_____ to 1.00
	Maximum permitted – See Section 7.12(b) of the Agreement				0.30 to 1.00

IV.	Section 7.12(c) – Consolidated Net Worth.

	A.	Consolidated Net Worth:		$	___________

	B.	Minimum Consolidated Net Worth:

		1.	$142,066,409:	$	___________

		2.	50% of Consolidated Net Income for each Fiscal Year beginning with each Fiscal Year commencing with Fiscal Year ending December 31, 2014 (with no reduction for any net loss in any such Fiscal Year):	$	___________

		3.	90% of the aggregate increases in Shareholders’ Equity after Fourth Amendment Effective Date by reason of issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary):	$	___________

4.	Non-cash charges or losses after Fourth Amendment Effective Date which do not subsequently represent a cash charge or loss:	$	___________

5.	Minimum Consolidated Net Worth (Lines IV.B.1. + 2. + 3. - 4.:	$	___________

For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.